UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

DIAMONDBACK ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Texas Avenue, Suite 1200 Midland, Texas		79701
(Address of principal executive offices)		(Zip Code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FANG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 22, 2019, Diamondback Energy, Inc. (“Diamondback”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among Rattler Midstream LP, an indirect subsidiary of Diamondback (the “Partnership”), Rattler Midstream GP LLC, the general partner of the Partnership (the “General Partner”), Rattler Midstream Operating LLC (“Rattler LLC”, together, the “Partnership Parties”) and Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”) and the purchase by the Underwriters, of 38,000,000 common units representing limited partner interests in the Partnership (“Common Units”), at a price to the public of $17.50 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 5,700,000 Common Units to cover over-allotments on the same terms.

The material terms of the Offering are described in the prospectus, dated May 22, 2019, filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on May 24, 2019, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was pursuant to the Partnership’s registration statement on Form S-1, as amended (File No. 333-226645), initially filed with the Commission pursuant to the Securities Act on August 7, 2018.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

On May 28, 2019, the Partnership closed its Offering of 38,000,000 Common Units and received proceeds (net of the underwriting discount and after deducting certain offering expenses) of approximately $626.5 million. The Partnership intends to use the net proceeds from the sale of the Common Units to make a distribution to Diamondback, in part to reimburse Diamondback for certain capital expenditures. Affiliates of certain of the Underwriters are lenders under Diamondback’s revolving credit facility. Diamondback may, but is not required to, apply the distribution that it receives from the Partnership to repay amounts outstanding under its revolving credit facility. Affiliates of certain of the Underwriters may indirectly receive a portion of the proceeds from the Offering in the form of repayment of debt by Diamondback.

The Underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Partnership and its affiliates, for which they received or may in the future receive customary fees and expenses.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Exchange Agreement

On or before May 28, 2019, Diamondback and certain of its affiliates undertook certain actions and entered into agreements with the Partnership in connection with, and in furtherance of, the Offering. As a result such transactions, and following the closing of the Offering (including the Option closing), Diamondback and its subsidiaries own, through ownership of Class B units representing limited partner interests in the Partnership (“Class B Units”), an approximate 71% voting interest in the Partnership and, through ownership of units representing membership interests in Rattler LLC (“Rattler LLC Units”), an approximate 71% economic, non-voting interest in Rattler LLC.

On May 28, 2019, the Partnership, the General Partner, Rattler LLC and Energen Resources Corporation, an Alabama corporation and a wholly-owned subsidiary of Diamondback (“Energen”), entered into an exchange agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, Energen can tender its Rattler LLC Units and an equal number of its Class B Units (such Rattler LLC Units, together with the Class B Units, referred to as the “Tendered Units”), for redemption to Rattler LLC and the Partnership. As consideration for the Tendered Units, Energen has the right to receive upon redemption, at the election of Rattler LLC with the approval of the conflicts committee of the board of directors of the General Partner (the “Board”), either a number of Common Units equal to the number of Tendered Units or a cash payment equal to the sum of (i) the number of Tendered Units multiplied by the average daily trading price of the Common Units for the prior 20 days plus (ii) the number of Tendered Units multiplied by the quotient of $1,000,000 divided by the number of then outstanding Class B Units. In addition, the Partnership has the right, but not the obligation, to offer to directly purchase such Tendered Units for, subject to the approval of the conflicts committee of the Board, cash or Common Units at the Partnership’s election.

The Exchange Agreement also provides that, subject to certain exceptions, Energen will not have the right to exchange its Rattler LLC Units if Rattler LLC or the Partnership determines that such exchange would be prohibited by law or regulation or would violate other agreements to which the Partnership may be subject, and Rattler LLC and the Partnership may impose additional restrictions on the exchange that either party determines necessary or advisable so that the Partnership is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.

If Rattler LLC elects to receive Common Units in exchange for Energen’s Tendered Units, the exchange will be on a one-for-one basis, subject to adjustment in the event of splits or combinations of units, distributions of warrants or other unit purchase rights, specified extraordinary distributions and similar events. If Rattler LLC elects to deliver cash in exchange for Energen’s Tendered Units, or if the Partnership exercises its right to purchase Tendered Units for cash, the amount of cash payable will be based on the average daily trading price of the Common Units for the prior 20 days.

The preceding summary of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

Designation of Unrestricted Subsidiaries; Release of Rattler Midstream Operating LLC under the Credit Agreement

Under the Second Amended and Restated Credit Agreement, originally dated as of November 1, 2013, by and among Diamondback, as parent guarantor, Diamondback’s wholly-owned subsidiary Diamondback O&G LLC, as borrower, each of the guarantors party thereto, each of the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the lender, as amended to date (as so amended, the “Credit Agreement”), upon designation of a subsidiary as an unrestricted subsidiary, that subsidiary is automatically released from all obligations, if any, under the Credit Agreement and related documents, including the related guaranty agreement, and all liens on the assets of, and the equity interests in, that subsidiary under the Credit Agreement and related documents are automatically released.

In connection with the closing of the Offering, Diamondback designated Rattler LLC as an unrestricted subsidiary under the Credit Agreement. Upon designation of Rattler LLC as an unrestricted subsidiary under the Credit Agreement, Rattler LLC was automatically released from its obligations under the Credit Agreement and related documents, including the related guaranty agreement, all liens on the assets of Rattler LLC under the Credit Agreement and related documents were automatically released, and all liens on the equity interests in Rattler LLC under the Credit Agreement and related documents were automatically released.

Designation of Unrestricted Subsidiaries under the Indentures

In connection with the closing of the Offering, Diamondback designated the Partnership and the General Partner as unrestricted subsidiaries under (i) the Indenture, dated as of October 28, 2016, among Diamondback, the guarantors parties thereto, and Wells Fargo Bank, National Association, as trustee, relating to Diamondback’s 4.750% Senior Notes due 2024, as supplemented and (ii) the Indenture, dated as of December 20, 2016, among Diamondback, the guarantors parties thereto, and Wells Fargo Bank, National Association, as trustee, relating to Diamondback’s 5.375% Senior Notes due 2025, as supplemented.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Exhibit

10.1	Underwriting Agreement, dated as of May 22, 2019, by and among Rattler Midstream LP, Rattler Midstream GP LLC, Rattler Midstream Operating LLC, Diamondback Energy, Inc. and several underwriters named therein.

10.2	Exchange Agreement, dated as of May 28, 2019, by and among Rattler Midstream LP, Rattler Midstream GP LLC, Rattler Midstream Operating LLC and Energen Resources Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDBACK ENERGY, INC.
Date: May 29, 2019

	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Executive Vice President, Chief Accounting Officer and Assistant Secretary